                                                                     EXHIBIT 3.4

================================================================================

                CONSOLIDATED COMMUNICATIONS TEXAS HOLDINGS, INC.

                          Incorporated under the laws
                            of the State of Delaware

                         -----------------------------
                              AMENDED AND RESTATED
                                    BY-LAWS
                         -----------------------------

                          As adopted on April 14, 2004

================================================================================

                CONSOLIDATED COMMUNICATIONS TEXAS HOLDINGS, INC.

                              AMENDED AND RESTATED
                                    BY-LAWS

                               TABLE OF CONTENTS

                                                               Page
                                                               ----
ARTICLE I OFFICES.............................................  1
   SECTION 1.01 Registered Office.............................  1
   SECTION 1.02 Other Offices.................................  1

ARTICLE II MEETINGS OF STOCKHOLDERS...........................  1
   SECTION 2.01 Place of Meetings.............................  1
   SECTION 2.02 Annual Meeting................................  1
   SECTION 2.03 Special Meetings..............................  2
   SECTION 2.04 Quorum........................................  2
   SECTION 2.05 Voting........................................  2
   SECTION 2.06 Consent of Stockholders in Lieu of Meeting....  3
   SECTION 2.07 List of Stockholders Entitled to Vote.........  3
   SECTION 2.08 Stock Ledger..................................  3

ARTICLE III DIRECTORS.........................................  3
   SECTION 3.01 Number of Directors...........................  3
   SECTION 3.02 Vacancies.....................................  3
   SECTION 3.03 Duties and Powers.............................  4
   SECTION 3.04 Meetings......................................  4
   SECTION 3.05 Quorum........................................  4
   SECTION 3.06 Actions of the Board in Lieu of a Meeting.....  4
   SECTION 3.07 Meetings by Means of Conference Telephone.....  5
   SECTION 3.08 Committees....................................  5
   SECTION 3.09 Compensation..................................  5
   SECTION 3.10 Interested Directors..........................  5
   SECTION 3.11 Removal of Directors..........................  6

ARTICLE IV OFFICERS...........................................  6
   SECTION 4.01 General.......................................  6
   SECTION 4.02 Election......................................  6
   SECTION 4.03 Voting Securities Owned by the Corporation....  7
   SECTION 4.04 Chairman of the Board of Directors............  7
   SECTION 4.05 President.....................................  7
   SECTION 4.06 Vice-Presidents...............................  7
   SECTION 4.07 Secretary.....................................  8
   SECTION 4.08 Assistant Secretaries.........................  8

   SECTION 4.09 Treasurer....................................................................................   8
   SECTION 4.10 Assistant Treasurer..........................................................................   9
   SECTION 4.11 Other Officers...............................................................................   9

ARTICLE V STOCK..............................................................................................   9
   SECTION 5.01 Form of Certificates.........................................................................   9
   SECTION 5.02 Signatures...................................................................................  10
   SECTION 5.03 Lost Certificates............................................................................  10
   SECTION 5.04 Transfers....................................................................................  10
   SECTION 5.05 Record Date..................................................................................  10
   SECTION 5.06 Beneficial Owners............................................................................  11

ARTICLE VI NOTICES...........................................................................................  11
   SECTION 6.01 Notices......................................................................................  11
   SECTION 6.02 Waivers of Notice............................................................................  11

ARTICLE VII GENERAL PROVISIONS...............................................................................  11
   SECTION 7.01 Dividends....................................................................................  11
   SECTION 7.02 Disbursements................................................................................  12
   SECTION 7.03 Fiscal Year..................................................................................  12
   SECTION 7.04 Corporate Seal...............................................................................  12

ARTICLE VIII INDEMNIFICATION.................................................................................  12
   SECTION 8.01 Power to Indemnify in Actions, Suits or Proceedings other Than Those by or in the Right of the Corporation...........................................................................  12
   SECTION 8.02 Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation....  12
   SECTION 8.03 Authorization of Indemnification.............................................................  13
   SECTION 8.04 Good Faith Defined...........................................................................  13
   SECTION 8.05 Indemnification by a Court...................................................................  14
   SECTION 8.06 Expenses Payable in Advance..................................................................  14
   SECTION 8.07 Non-Exclusivity and Survival of Indemnification..............................................  14
   SECTION 8.08 Insurance....................................................................................  14

ARTICLE IX AMENDMENTS........................................................................................  15
   SECTION 9.01 Amendments...................................................................................  15

                              AMENDED AND RESTATED
                                    BY-LAWS

                                       OF

                CONSOLIDATED COMMUNICATIONS TEXAS HOLDINGS, INC.
                              (the "CORPORATION")

                                   ARTICLE I
                                    OFFICES

      SECTION 1.01 REGISTERED OFFICE.

      The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

      SECTION 1.02 OTHER OFFICES.

      The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

      SECTION 2.01 PLACE OF MEETINGS.

      Meetings of the stockholders for the election of directors or for any other purpose will be held at such time and place, either within or without the State of Delaware as designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

      SECTION 2.02 ANNUAL MEETING.

      Annual Meetings of stockholders will be held on such date and at such time as designated from time to time by the Board of Directors and stated in the notice of the meeting at which meeting the stockholders shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting. Written notice of the Annual Meeting stating the place if any, date and hour of the meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) days nor more than sixty (60) days before the date of the meeting. Notice of any meeting of the stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy, or who shall, in person or by attorney thereunto authorized, waive such notice in writing, either before or after such meeting.

      SECTION 2.03 SPECIAL MEETINGS.

      Unless otherwise prescribed by law or by the Certificate of Incorporation, Special Meetings of stockholders, for any purpose or purposes, may be called by either (i) the Chairman, if there is one, (ii) the President, if there is one,
(iii) any Vice President, if there is one, (iv) the Secretary, if there is one, or (v) any Assistant Secretary, if there is one, and will be called by any such officer at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders owning a majority of the capital stock of the Corporation issued and outstanding and entitled to vote. Such request will state the purpose or purposes of the proposed meeting. Written notice of a Special Meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called will be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

      SECTION 2.04 QUORUM.

      Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, constitutes a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder entitled to vote at the meeting.

      SECTION 2.05 VOTING.

      Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, any question brought before any meeting of stockholders will be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Each stockholder represented at a meeting of stockholders is entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy, but no proxy will be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting be cast by written ballot.

      SECTION 2.06 CONSENT OF STOCKHOLDERS IN LIEU OF MEETING.

      Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

      SECTION 2.07 LIST OF STOCKHOLDERS ENTITLED TO VOTE.

      The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place will be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. This list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

      SECTION 2.08 STOCK LEDGER.

      The stock ledger of the Corporation is the only evidence as to the stockholders who are entitled to examine the stock ledger, the list required by
Section 2.07, or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

                                   ARTICLE III
                                    DIRECTORS

      SECTION 3.01 NUMBER OF DIRECTORS.

      The number of directors which shall constitute the whole Board shall be six (6). The directors, other than the first Board of Directors, shall be elected at the Annual Meeting of stockholders, and each director elected shall serve until the next succeeding Annual Meeting and until his successor shall have been elected and qualified. The first Board of Directors shall hold office until the first Annual Meeting of stockholders.

      SECTION 3.02 VACANCIES.

      Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by an affirmative vote of the majority of the directors then in office, though less than a quorum and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by law.

      SECTION 3.03 DUTIES AND POWERS.

      The business of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

      SECTION 3.04 MEETINGS.

      The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by the Chairman, if there is one, the President, or any two
(2) directors. Notice thereof stating the place, date and hour of the meeting will be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone telegraph, cable, wireless or other form of recorded communication on twenty-four (24) hours notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances, but notice need not be given to any director who shall attend such meeting. A written waiver of notice, signed by the person entitled thereto, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice.

      SECTION 3.05 QUORUM.

      Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors constitutes a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum is an act of the Board of Directors. If a quorum is not present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

      SECTION 3.06 ACTIONS OF THE BOARD IN LIEU OF A MEETING.

      Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors of the Corporation or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Participation in a meeting pursuant to this Section 3.06 constitutes presence in person at such meeting.

      SECTION 3.07 MEETINGS BY MEANS OF CONFERENCE TELEPHONE.

      Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section
3.07 constitutes presence in person at such meeting.

      SECTION 3.08 COMMITTEES.

      The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, has and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee will keep regular minutes and report to the Board of Directors when required.

      SECTION 3.09 COMPENSATION.

      The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment will preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

      SECTION 3.10 INTERESTED DIRECTORS.

      No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, will be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

      SECTION 3.11 REMOVAL OF DIRECTORS.

      Unless otherwise restricted by the Certificate of Incorporation or Bylaws, any director or the entire Board of Directors of the Corporation may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

                                   ARTICLE IV
                                    OFFICERS

      SECTION 4.01 GENERAL.

      The officers of the Corporation will be chosen by the Board of Directors. The Board of Directors, in its discretion, may choose a Chairman of the Board of Directors, a President, a Secretary, and one or more Treasurers, Vice-Presidents or Assistant Vice-Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders or directors of the Corporation.

      SECTION 4.02 ELECTION.

      The Board of Directors at its first meeting held after each Annual Meeting of stockholders will elect the officers of the Corporation who will hold their offices for such terms and will exercise such powers and perform such duties as determined from time to time by the Board of Directors. All officers of the Corporation will hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation will be filled by the Board of Directors. The salaries of all officers of the Corporation will be fixed by the Board of Directors.

      SECTION 4.03 VOTING SECURITIES OWNED BY THE CORPORATION.

      Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice-President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer deems advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation owns securities and at any such meeting will possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

      SECTION 4.04 CHAIRMAN OF THE BOARD OF DIRECTORS.

      The Chairman of the Board of Directors, if there is one, will preside at all meetings of the stockholders and of the Board of Directors. He will be the Chief Executive Officer of the Corporation, and except where by law the signature of the President is required, the Chairman of the Board of Directors possesses the same power as the President to sign all contracts, certificates and other instruments of the Corporation that may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors will exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors also will perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.

      SECTION 4.05 PRESIDENT.

      The President, subject to the control of the Board of Directors and, if there is one, the Chairman of the Board of Directors, has general supervision of the business of the Corporation and will see that all orders and resolutions of the Board of Directors are carried into effect. He will execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the President. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President will preside at all meetings of the stockholders and the Board of Directors. The President also will perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.

      SECTION 4.06 VICE-PRESIDENTS.

      At the request of the President or in his absence or in the event of his inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice-President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) will perform the duties of the President, and when so acting, will have all the powers of and be subject to all the restrictions upon the President. Each Vice-President will perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there is no Chairman of the Board of Directors and no Vice-President, the Board of Directors will designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, will perform the duties of the President, and when so acting, will have all the powers of and be subject to all the restrictions upon the President.

      SECTION 4.07 SECRETARY.

      The Secretary will attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary also will perform like duties for the standing committees when required. The Secretary will give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and will perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he will be. If there is no Secretary, or the Secretary is unable or refuses to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given.

      The Secretary will have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there is one, will have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary will see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

      SECTION 4.08 ASSISTANT SECRETARIES.

      Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there are any, will perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice-President, if there is one, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, will perform the duties of the Secretary, and when so acting, will have all the powers of and be subject to all the restrictions upon the Secretary.

      SECTION 4.09 TREASURER.

      The Treasurer, subject to the order of the Board of Directors, shall have the care and custody of the moneys, funds, valuable papers and documents of the Corporation (other than his own bond, if any, which shall be in the custody of the President), and shall have, under the supervision of the Board of Directors, all the powers and duties commonly incident to his office. He shall deposit all funds of the Corporation in such bank or banks, trust company or trust companies, or with such firm or firms doing a banking business as may be designated by the Board of Directors or be the President if the Board does not do so. He may endorse for deposit or collection all checks, notes, and similar instruments payable to the Corporation or to its order. He shall keep accurate books of account of the Corporation's transactions, which shall be the property of the Corporation, and together with all of he property of the Corporation in his possession, shall be subject at all times to the inspection and control of the Board of Directors. The Treasurer shall be subject in every way to the order of the Board of Directors, and shall render to the Board of Directors and/or the President of the Corporation, whenever they may require it, an account of all his transactions and of the financial condition of the Corporation. In addition to the foregoing, the Treasurer shall have such duties as may be prescribed or determined from time to time by the Board of Directors or by the President if the Board does not do so.

      SECTION 4.10 ASSISTANT TREASURER.

      The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of directors may from time to time prescribe.

      SECTION 4.11 OTHER OFFICERS.

      Such other officers as the Board of Directors may choose will perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

                                    ARTICLE V
                                      STOCK

      SECTION 5.01 FORM OF CERTIFICATES.

      The Corporation may issue certificates to evidence the shares of its stock, if and to the extent such certificates are issued, they will be signed, in the name of the Corporation by (i) the Chairman of the Board of Directors, the President, or a Vice-President and (ii) the Treasurer or an Assistant Treasurer, the Secretary, or an Assistant Secretary, of the Corporation or other officer designated by the Board of Directors, certifying the number of shares owned by him in the Corporation.

      SECTION 5.02 SIGNATURES.

      Where a stock certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

      SECTION 5.03 LOST CERTIFICATES.

      The Board of Directors may direct a new certificate to be issued in place of any stock certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the stock certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

      SECTION 5.04 TRANSFERS.

      Stock of the Corporation is transferable in the manner prescribed by law, the Certificate of Incorporation of the Corporation and in these Bylaws. If shares intended to be transferred are represented by stock certificates, transfers of stock will be made on books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which will be canceled before a new certificate is issued.

      SECTION 5.05 RECORD DATE.

      In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders will apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      SECTION 5.06 BENEFICIAL OWNERS.

      The Corporation is entitled to recognize the exclusive right of a person registered on its books as the owner of shares or owner-in-trust of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and is not bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law.

                                   ARTICLE VI
                                     NOTICES

      SECTION 6.01 NOTICES.

      Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, except as otherwise provided in these Bylaws, such notice may be given personally, or by mailing a copy of such notice, postage prepaid, directly to such director, member of a committee or stockholder to his or her address as it appears in the records of the Corporation or by transmitting such notice thereof to him or her by facsimile, cable or, to the extent permissable under Section 232 of the Delaware General Corporation Law, other electronic transmission to the number or address specified in the records of the Corporation.

      SECTION 6.02 WAIVERS OF NOTICE.

      Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, will be deemed equivalent thereto.

                                   ARTICLE VII
                               GENERAL PROVISIONS

      SECTION 7.01 DIVIDENDS.

      Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

      SECTION 7.02 DISBURSEMENTS.

      All checks or demands for money and notes of the Corporation will be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

      SECTION 7.03 FISCAL YEAR.

      The fiscal year of the Corporation will begin on January 1st and end on December 31st.

      SECTION 7.04 CORPORATE SEAL.

      The corporate seal will have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII
                                 INDEMNIFICATION

      SECTION 8.01 POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHT OF THE CORPORATION.

      Subject to Section 8.03, the Corporation indemnifies any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      SECTION 8.02 POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION.

      Subject to Section 8.03, the Corporation indemnifies any person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification will be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit were brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

      SECTION 8.03 AUTHORIZATION OF INDEMNIFICATION.

      Any indemnification under this Article VIII (unless ordered by a court) will be made by the Corporation unless a determination is reasonably and promptly made (i) by the Board of Directors, by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding (hereinafter referred to as "DISINTERESTED DIRECTORS"), or (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of Disinterested Directors so directs, by independent legal counsel in a written opinion that such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of the Company, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding the other provisions of these Bylaws, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he will be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      SECTION 8.04 GOOD FAITH DEFINED.

      For purposes of any determination under Section 8.03, a person is deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 8.04 means any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 8.04 is not to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 8.01 or 8.02, as the case may be.

      SECTION 8.05 INDEMNIFICATION BY A COURT.

      Notwithstanding any contrary determination in the specific case under
Section 8.03, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 8.01 and 8.02. The basis of such indemnification by a court will be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 8.01 or 8.02, as the case may be. Notice of any application for indemnification pursuant to this Section 8.05 will be given to the Corporation promptly upon the filing of such application.

      SECTION 8.06 EXPENSES PAYABLE IN ADVANCE.

      Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article VIII.

      SECTION 8.07 NON-EXCLUSIVITY AND SURVIVAL OF INDEMNIFICATION.

      The indemnification provided by this Article VIII is not exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 8.01 and
8.02 is made to the fullest extent permitted by law. The provisions of this
Article VIII do not preclude the indemnification of any person who is not specified in Sections 8.01 or 8.02 but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise. The indemnification provided by this
Article VIII continues as to a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such person.

      SECTION 8.08 INSURANCE.

      The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VIII.

                                   ARTICLE IX
                                   AMENDMENTS

      SECTION 9.01 AMENDMENTS.

      These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the affirmative vote of the holders of a majority of the outstanding capital stock entitled to vote thereon and by the Board of Directors. Notice of such alteration, amendment, repeal or adoption of new Bylaws will be contained in the notice of such meeting of stockholders or Board of Directors.